Exhibit 99.1

Hawthorn Bancshares Announces Cash and Stock Dividend

Jefferson City, MO. — May 6, 2020— Hawthorn Bancshares of Jefferson City, MO (NASDAQ: HWBK) announced today that its Board of Directors approved a quarterly cash dividend of $0.12 per share payable July 1, 2020 to shareholders of record at the close of business on June 15, 2020.  This dividend payment is consistent with the previous quarterly rate. The Board also approved a special stock dividend of 4% payable July 1, 2020 to shareholders of record at the close of business on June 15, 2020.

About Hawthorn Bancshares

Hawthorn Bancshares, Inc., a financial-bank holding company headquartered in Jefferson City, Missouri, is the parent company of Hawthorn Bank of Jefferson City, Missouri with additional locations in the Missouri communities of Lee's Summit, Liberty, Springfield, Independence, Columbia, Clinton, Osceola, Warsaw, Belton, Drexel, Harrisonville, California, St. Louis and St. Robert, Missouri.

Statements made in this press release that suggest Hawthorn Bancshares' or management's intentions, hopes, beliefs, expectations, or predictions of the future include "forward-looking statements" within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended.  It is important to note that actual results could differ materially from those projected in such forward-looking statements.  Additional information concerning factors that could cause actual results to differ materially from those projected in such forward-looking statements is contained from time to time in the company's quarterly and annual reports filed with the Securities and Exchange Commission.

Contact:

Bruce Phelps

Chief Financial Officer

TEL: 573.761.6100   FAX: 573.761.6272

www.HawthornBancshares.com